Exhibit 99

PPG Industries
PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com
News
Contact:
Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

Bankruptcy court issues confirmation opinion on Pittsburgh Corning reorganization plan
PITTSBURGH, May 17, 2013 - PPG Industries (NYSE:PPG) today announced that the United States Bankruptcy Court for the Western District of Pennsylvania issued an opinion and interim order confirming the current Pittsburgh Corning plan of reorganization. PPG and Corning Incorporated are each 50 percent shareholders of Pittsburgh Corning, which filed for Chapter 11 bankruptcy protection in 2000. The court also set a deadline of May 21, 2013, for submission of motions for reconsideration, which will be heard on May 23, 2013. The court stated that after hearing such motions, the court will issue a final confirmation order.

Under the terms of the current plan, which includes the PPG asbestos settlement arrangement, all current and future personal injury claims against PPG relating to exposure to asbestos-containing products manufactured, distributed or sold by Pittsburgh Corning will be channeled to a trust for resolution. The final confirmation order will be subject to a customary appeals process and, if the confirmation order is upheld and all conditions are met, the plan of reorganization would become effective. Under the plan of reorganization, PPG and its participating insurers are to make their initial payments to the trust 30 business days after the plan becomes effective and all conditions to funding have been met.

Under the PPG settlement arrangement, PPG's obligation to the trust consists of cash payments totaling approximately $825 million to be made according to a fixed payment schedule over a period ending in 2023, about 1.4 million shares of PPG stock or cash equivalent, and surrendering its shares in Pittsburgh Corning and Pittsburgh Corning Europe. At March 31, 2013, PPG's accrued liability related to the settlement arrangement, including the pre-tax present value of the cash payments, totaled approximately $800 million of which approximately $550 million was the current portion. In addition to PPG's obligation to the trust, the company's participating historical insurance carriers are to make cash payments to the trust of approximately $1.7 billion in a series of payments ending in 2027.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)
PPG Industries' vision is to continue to be the world's leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Sales in 2012 were $15.2 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

Forward-Looking Statements
This news release contains certain statements about PPG Industries, Inc., that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG's periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this news release include statements about the outcome of the appeals process, PPG's and its participating historical insurance carriers' obligations under the final confirmation order, the amount and timing of any payments into the trust, and all other statements in this news release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties, including those listed in the paragraph above, that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

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Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.